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Exhibit 99.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Kenneth E. Wolf, Chief Financial Officer and Treasurer of Phoenix Footwear Group, Inc. (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the foregoing Quarterly Report of the Company:

(1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and, (2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2003             /s/ Kenneth E. Wolf
                                -------------------------------------
                                 Kenneth E. Wolf

                                Chief Financial Officer and Treasurer